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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

                   1. The undersigned parties hereby agree, acknowledge and consent that one Schedule 13-D will be filed jointly and on behalf of each party pursuant to Rule 13-d1(k)(1) of the Securities Exchange Act of 1934, as amended.

                   2. The undersigned parties acknowledge and agree that each is eligible to file its beneficial ownership interest in Global Capital Partners, Inc., a Delaware corporation.

                   3. The undersigned parties acknowledge that each is responsible for the timely filing of Schedule 13-D, and any amendments thereto, and for the completeness and accuracy of the information concerning each of them.

                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.

Dated: June 30, 2000
                                         BELLE HOLDINGS, INC.


                                         By: /s/  Martin A. Sumichrast
                                            _____________________________
                                             Name:  Martin A. Sumichrast
                                             Title:  Chief Executive Officer


                                         MARTIN A. SUMICHRAST


                                         By: /s/  Martin A. Sumichrast
                                            _____________________________
                                             Martin A. Sumichrast